                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12


                            COVEST BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                            COVEST BANCSHARES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         [COVEST BANCSHARES, INC. LOGO]


                                 March 20, 2001


Dear Fellow Stockholder:

         On behalf of the board of directors and management of CoVest Bancshares, Inc., we cordially invite you to attend the ninth annual meeting of stockholders of CoVest Bancshares, Inc. to be held at 9:00 a.m. on Tuesday, April 24, 2001, at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. A copy of our 2000 annual report to stockholders and Form 10-K are also in this booklet. At the meeting, we plan to report on our operations and the outlook for the year ahead.

         Your board of directors has nominated two persons to serve as Class III directors, each of whom are incumbent directors. In addition, our management has selected and recommends that you ratify the selection of Crowe, Chizek and Company LLP to continue as our independent public accountants for the year ending December 31, 2001.

         We recommend that you vote your shares for the director nominees and in favor of the proposal.

         We encourage you to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

         If you have any questions concerning these matters, please do not hesitate to contact us at (847) 294-6500. We look forward to seeing and visiting with you at the meeting.



                                       Very truly yours,

                                       COVEST BANCSHARES, INC.





                                   /s/ Frank A. Svoboda, Jr.
                                       Chairman of the Board of Directors




                                   /s/ James L. Roberts
                                       President and Chief Executive Officer

                         [COVEST BANCSHARES, INC. LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2001


TO THE HOLDERS OF COMMON STOCK OF COVEST BANCSHARES, INC.

         Notice is hereby given that the annual meeting of stockholders of CoVest Bancshares, Inc. will be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 24, 2001 at 9:00 a.m., for the purpose of considering and voting upon the following matters:

         1.       the election of two Class III directors of CoVest Bancshares;

         2. the ratification of the appointment of Crowe, Chizek and Company LLP as our auditors for the fiscal year ending December 31, 2001; and

         3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         We are not aware of any other business to come before the meeting. Stockholders of record at the close of business on March 2, 2001, are the stockholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies by us.


                                       By Order of the Board of Directors



                                   /s/ Paul A. Larsen
                                       Corporate Secretary



Des Plaines, Illinois
March 20, 2001





IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                         [COVEST BANCSHARES, INC. LOGO]


                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation, on behalf of the board of directors of CoVest Bancshares, of proxies to be used at the annual meeting which will be held at the Casa Royale Banquets, located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 24, 2001 at 9:00 a.m., and all adjournments or postponements of the meeting. The proxy statement and the accompanying notice of meeting and proxy are being mailed to holders of shares of our common stock, par value $.01 per share, on or about March 20, 2001. Certain of the information in the proxy statement relates to CoVest Banc, N.A., Des Plaines, Illinois, a wholly-owned subsidiary of CoVest Bancshares.

VOTING RIGHTS AND PROXY INFORMATION

         All shares of common stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the proxies' instructions. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals described in this proxy statement. A majority of the shares of the common stock, present in person or represented by proxy, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

         Only holders of record of the common stock at the close of business on March 2, 2001 will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 2, 2001, CoVest Bancshares had 3,850,241 shares of common stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute stockholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the proposal or the election of directors.

         We do not know of any matters, other than as described in the notice of meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         We would like to have all stockholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by:

         - duly executing and delivering to our corporate secretary a later dated proxy relating to the same shares prior to the exercise of such proxy;

         - filing with our corporate secretary at or before the meeting a written notice of revocation bearing a later date than the proxy; or

         - attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy).

Any written notice revoking a proxy should be delivered to Mr. Paul A. Larsen, Corporate Secretary, at P.O. Box 94242, Palatine, Illinois, 60094-4242.

                              ELECTION OF DIRECTORS

         At the annual meeting of the stockholders to be held on Tuesday, April 24, 2001, the stockholders will be entitled to elect two Class III directors for a term expiring in 2004. Our directors are divided into three classes having staggered terms of three years. Both of the nominees for election as Class III directors are incumbent directors. We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

         Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. The nominees, if elected at the annual meeting of stockholders, will serve as Class III directors for three year terms expiring in 2004. WE RECOMMEND THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

                                    NOMINEES

                              PRESENT POSITION WITH COVEST                      DIRECTOR OF COVEST BANCSHARES
NAME AND AGE                  BANCSHARES AND COVEST BANC                        OR COVEST BANC SINCE
------------                  --------------------------                        --------------------
CLASS III
---------
(Term Expires 2004)

Gerald T. Niedert             Vice Chairman of the Board of CoVest                        1987
(Age 55)                      Bancshares and of CoVest Banc

David B. Speer                Director of CoVest Bancshares and of                        1997
(Age 49)                      CoVest Banc

CLASS I
-------
(Term Expires 2002)

George T. Drost               Director of CoVest Bancshares and of                        1987
(Age 54)                      CoVest Banc

David M. Miller               Director of CoVest Bancshares and of                        1996
(Age 51)                      CoVest Banc

CLASS II
--------
(Term Expires 2003)

James L. Roberts              President, Chief Executive Officer                          1999
(Age 58)                      and Director of CoVest Bancshares and
                              of CoVest Banc

Frank A. Svoboda, Jr.         Chairman of the Board of CoVest                             1973
(Age 67)                      Bancshares and of CoVest Banc

         All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between CoVest Bancshares and any other person pursuant to which any of the directors have been selected for their respective positions.

BIOGRAPHICAL DATA

         The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

         GEORGE T. DROST is a partner in the law firm of Drost & Kivlahan, Ltd., Arlington Heights, Illinois. Mr. Drost is also an Adjunct Professor at the John Marshall Law School in Chicago, Illinois, and currently serves as a Commissioner on the Village of Arlington Heights, Illinois, Plan Commission. He also serves as a director of the Advocate Charitable Foundation, an affiliate of Advocate Health Care, Oak Brook, Illinois; Vice-Chair, Board of Directors, Uhlich Children's Home, Chicago, Illinois; and as a director for Lutheran Home and Services for the Aged, Arlington Heights, Illinois.

         DAVID M. MILLER currently serves as Vice President of Finance for the Lab & Scientific Division of Comdisco, Inc. Comdisco is a global provider of technology solutions headquartered in Rosemont, IL. He is also a member of the Comdisco corporate credit committee. Mr. Miller joined the company in 1988. Prior to Comdisco, he has held financial positions in other technology based companies.

         GERALD T. NIEDERT is CEO of Power Pool, Inc., a holding company based in Carol Stream, Illinois that operates three regional motor carriers. Prior to 1999, he was Vice President/Business Development of Dedicated Transportation, Inc., a truck transportation company located in Elk Grove Village, Illinois.

         JAMES L. ROBERTS became CoVest Bancshares' President and Chief Executive Officer on January 20, 1999. He served as President and CEO of Perpetual Midwest Financial, Inc., of Cedar Rapids, Iowa, and its wholly owned subsidiary, Perpetual Savings Bank, FSB, from 1993 to 1998. He was Executive Vice President and head of Corporate Finance for Kemper Securities, Inc. and its predecessor firm, Blunt, Ellis & Loewi, Inc., from 1990 to 1993. From 1984 to 1990, Mr. Roberts served as President and CEO of First Bank Milwaukee. He is a member of the Board of Directors of the Des Plaines Community Senior Center and serves on the Educational Foundation Board of Directors for Oakton Community College. He also serves on the Economic Development Commission for the City of Des Plaines.

         DAVID B. SPEER is a 23-year veteran of Illinois Tool Works, Inc., a diversified multinational manufacturing company. In October 1995, Mr. Speer was elected Executive Vice President of ITW's worldwide construction products businesses and in 1997 assumed similar responsibilities for the company's finishing systems businesses. He served on the audit/compliance committee in 1999 and is presently on the marketing, technology and investment committees. He is a member of the Chicago Economic Club, American Marketing Association, The Executives' Club of Chicago and American Management Association.

         FRANK A. SVOBODA, JR. is the Chairman of CoVest Bancshares and of CoVest Banc. Mr. Svoboda became a director of First Federal Savings and Loan in 1973, and was appointed Chairman in 1988. He is presently Chairman of the nominating board development committee. Mr. Svoboda was the owner of Svoboda's Men's Wear, Inc., a men's clothier located in Des Plaines, Illinois until 1995.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During 2000, the board of directors held twelve meetings. No director attended fewer than 75% of the total number of meetings held during 2000 and the total number of meetings held by all committees of the board on which any such director served during 2000. The board of directors of CoVest Bancshares has audit/compliance, compensation and nominating committees.

         The audit/compliance committee consists of Messrs. Miller (Chair), Drost and Niedert. The audit/compliance committee reviews audit reports and related matters to ensure compliance with regulations and internal policies and procedures. This committee also approves the accounting firm selected by management to perform CoVest Bancshares' and CoVest Banc's annual audit and acts as the liaison between the auditors and the board. Mr. Roberts serves ex officio on this committee. During 2000, the audit/compliance committee met three times. Each member of the audit/compliance committee is "independent" as defined in the listing standards of

Nasdaq. Our board of directors has adopted a written charter for the audit/compliance committee, which is attached to this proxy statement as Exhibit A.

         The compensation committee consists of Messrs. Drost (Chair), Miller, Niedert and Svoboda. The compensation committee meets to review the performance, salary and other compensation of the chief executive officer and recommends adjustments. During 2000, the compensation committee met twice.

         The nominating committee is chaired by Mr. Svoboda and consists of all members of the board of directors of CoVest Bancshares. This committee recommends to the board of CoVest Bancshares nominees for election as directors and for nominees to fill any vacancies. Pursuant to our bylaws, this committee will consider nominees recommended by stockholders provided any such recommendation is made in writing and delivered to our corporate secretary no later than 30 days prior to the date of the annual meeting at which directors are to be elected and otherwise complies with the bylaws. During 2000, the nominating committee did not meet.

COMPENSATION OF DIRECTORS

         Directors of CoVest Bancshares receive options to purchase 2,250 shares of common stock on the first business day of each calendar year and are not paid a cash fee for serving on the board or committees. The options have an exercise price equal to the fair market value on the date of grant. During 2000, directors of CoVest Banc received a fee of $3,600 per year (payable in our common stock), $1,100 for each bank board meeting and $700 for each executive committee meeting attended (except for the Chairman of the Board of CoVest Banc, who receives an additional $200 for each board meeting attended). Directors may elect to defer all of their fees. CoVest Banc's non-employee directors also receive a $200 fee for each committee meeting attended. CoVest Bancshares maintains a retirement plan for directors which provides retirement benefits based upon the director's age at retirement, the director's total number of years of service and average monthly fees received during the last three years of service as a director. Retirement benefits are payable as defined under the plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of our common stock at March 2, 2001, by each person we know to be the beneficial owner of more than five percent of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table, which can be found later in this proxy statement, and by all of our directors and executive officers as a group.

NAME OF INDIVIDUAL AND                                                  AMOUNT AND NATURE OF           PERCENT
NUMBER OF PERSONS IN GROUP                                             BENEFICIAL OWNERSHIP(1)         OF CLASS
--------------------------                                             -----------------------         --------
5% STOCKHOLDERS

CoVest Bancshares, Inc.
Employee Stock Ownership Plan
749 Lee Street
Des Plaines, IL  60016                                                        350,324(2)                  9.1%

Michael and Frances Halikias
15750 S. Harlem Avenue
Orland Park, IL 60462                                                         317,250(3)                  8.2%

Brandes Investment Partners, Inc.
12750 High Bluff Drive
San Diego, CA  92130                                                          245,437(4)                  6.4%

Dimension Fund Advisors, Inc.
1299 Ocean Avenue
Santa Monica, CA 90401                                                        234,525(5)                  6.1%

DIRECTORS
George T. Drost                                                                92,416(6)                  2.4%
David M. Miller                                                                20,382(7)                     *
Gerald T. Niedert                                                              77,604(8)                  2.0%
James L. Roberts                                                               99,885(9)                  2.5%
David B. Speer                                                                 10,045(10)                    *
Frank A. Svoboda, Jr.                                                         104,308(11)                 2.7%

OTHER NAMED EXECUTIVE OFFICERS
Paul A. Larsen                                                                 95,189(12)                 2.4%
J. Stuart Boldry, Jr.                                                          14,566(13)                    *
Joseph H. Tillotson                                                           100,531(14)                 2.6%
Michael A. Sykes                                                               34,938(15)                    *

All directors and executive officers                                          708,187(16)                16.6%
as a group (12 persons)

         *        Less than one percent.

         (1) The information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Includes shares held directly, shares allocated to the respective individual under our employee stock ownership plan, shares obtainable within the next 60 days pursuant to options granted under our 1992 stock option and stock incentive plan and our 1996 stock option plan, shares held in retirement accounts or in a fiduciary capacity and shares held by certain family members, with respect to which shares the listed individuals or group members may be deemed to have shared or sole voting or investment power.

         (2) James L. Roberts and Paul A. Larsen serve as co-trustees of our employee stock ownership plan, and are deemed to have shared voting and investment power over shares held by the employee stock ownership plan. All shares in the employee stock ownership plan have been allocated to employees' accounts.


         (3) As reported in a Schedule 13G filed under the Securities Exchange Act of 1934, as amended, dated March 5, 1995. Mr. and Mrs. Halikias reported shared voting and investment power over all such shares.


         (4) As reported in a Schedule 13G filed under the Exchange Act, dated February 14, 2001, Brandes Investment Partners reported sole voting and investment power over all such shares in the capacity of investment adviser.


         (5) As reported in a Schedule 13G filed under the Exchange Act, dated February 2, 2001, Dimension Fund Advisors reported sole voting and investment power over all such shares.


         (6) Includes 29,250 shares subject to options granted under our stock option plans, over which Mr. Drost has no voting and sole investment power, 19,843 shares held by Mr. Drost's spouse, as trustee, over which Mr. Drost has no voting and investment power, and 7,100 shares held by the Drost & Kivlahan, Ltd. Profit Sharing Plan, as trustee, over which Mr. Drost has sole voting and investment power.


         (7) Includes 9,000 shares subject to options granted under our stock option plans, over which Mr. Miller has no voting and sole investment power.


         (8) Includes 30,985 shares subject to options granted under our stock option plans, over which Mr. Niedert has no voting and sole investment power.


         (9) Excludes 350,324 shares over which Mr. Roberts is deemed to have voting and/or investment power as co-trustee of our employee stock ownership plan. Includes 88,500 shares subject to options granted under our stock option plans, over which Mr. Roberts has no voting and sole investment power.


         (10) Includes 6,750 shares subject to options granted under our stock option plans, over which Mr. Speer has no voting and sole investment power.


         (11) Includes 27,475 shares subject to options granted under our stock option plans, over which Mr. Svoboda has no voting and sole investment power, 4,500 shares for which Mr. Svoboda serves as co-trustee, over which shares Mr. Svoboda has sole voting and investment power, 3,375 shares held by Mr. Svoboda's spouse, over which shares Mr. Svoboda has no voting and investment power, and 2,250 shares for which Mr. Svoboda serves as co-trustee, over which shares Mr. Svoboda has shared voting and investment power.


         (12) Excludes 350,324 shares over which Mr. Larsen is deemed to have voting and/or investment power as a co-trustee of our employee stock ownership plan. Includes 71,960 shares subject to options granted under our stock option plans, over which Mr. Larsen has no voting and sole investment power.


         (13) Includes 13,266 shares subject to options granted under our stock option plans, over which Mr. Boldry has no voting and sole investment power.


         (14) Includes 65,000 shares subject to options granted under our stock option plans, over which Mr. Tillotson has no voting and sole investment power.


         (15) Includes 28,588 shares subject to options granted under our stock option plans, over which Mr. Sykes has no voting and sole investment power.


         (16) Excludes 350,324 shares over which Messrs. Roberts and Larsen are deemed to have shared voting and/or investment power as co-trustees of our employee stock ownership plan.


         Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded. Such persons are also required to furnish CoVest Bancshares with copies of all
Section 16(a) forms they file. Based solely upon our review of such forms and, if appropriate, representations made to us by any such reporting person concerning whether a Form 5 was required to be filed for the 2000 fiscal year, we are not aware that any of our directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during 2000.

VOTING AGREEMENTS

         The trustees of our employee stock ownership plan are Messrs. James L. Roberts, our President and Chief Executive Officer, and Paul A. Larsen, our Executive Vice President and Chief Financial Officer. As co-trustees, Messrs. Roberts and Larsen are deemed to have shared voting power over shares held in the plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or granted to our chief executive officer and to each of the other executive officers of CoVest Bancshares and CoVest Banc whose aggregate salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                ANNUAL COMPENSATION                           AWARDS
             (A)               (B)      (C)           (D)            (E)             (F)                (G)              (H)
                                                                                   RESTRICTED        SECURITIES        ALL OTHER
NAME AND                                                          OTHER ANNUAL       STOCK           UNDERLYING       COMPENSATION
PRINCIPAL POSITION             YEAR  SALARY($)(3)    BONUS($)    COMPENSATION($)     AWARD($)      OPTIONS/SARS (#)      ($)(10)
==================================================================================================================================
James L. Roberts               2000  $ 206,731      $  40,000      $   ---           $   ---         10,000(6)         $  6,025
President                      1999    186,923            ---          ---               ---        100,000(7)            6,122
Chief Executive Officer(1)     1998        ---            ---          ---               ---            ---                 ---
----------------------------------------------------------------------------------------------------------------------------------
Paul A. Larsen                 2000  $ 130,769      $  17,000      $   ---           $ 4,133(4)       3,228(6)         $ 15,195
Executive Vice President       1999    123,346            ---          ---            42,375(5)      30,000(7)           28,487
Chief Financial Officer        1998    123,942            300          ---               ---            ---              19,550
----------------------------------------------------------------------------------------------------------------------------------
Joseph H. Tillotson            2000  $ 128,077      $  10,000      $   ---           $ 6,888(4)         ---            $  9,932
Executive Vice President       1999    124,174            ---          ---            42,375(5)      30,000(7)           26,227
                               1998    125,192            300          ---               ---            ---              22,817
----------------------------------------------------------------------------------------------------------------------------------
J. Stuart Boldry, Jr.          2000  $ 118,154      $  20,000      $   ---           $   ---         10,000(8)         $ 64,012
Executive Vice President(2)    1999        ---            ---          ---               ---         20,000(9)              ---
                               1998        ---            ---          ---               ---            ---                 ---
----------------------------------------------------------------------------------------------------------------------------------
Michael A. Sykes               2000  $ 105,385      $  30,000      $   ---           $ 4,133(4)       2,368(6)         $  4,823
Senior Vice President          1999     98,593            ---          ---            42,375(5)      20,000(7)            4,285
                               1998     96,965         20,300          ---               ---            ---               3,867
==================================================================================================================================


(1)      Mr. Roberts' employment began on January 20, 1999.

(2)      Mr. Boldry's employment began on December 31, 1999.

(3)      Includes amounts deferred under CoVest Banc's profit sharing plan.

(4)      The restricted shares vested on January 24, 2000.

(5) One-third of the restricted shares vest on February 15, 2000, and one-third on February 15, 2001, and subject to certain conditions the remaining one-third will vest on February 15, 2002.

(6) The agreement provides that 25% of such options vested on the grant date of January 24, 2000, 25% of such options vested on February 15, 2001 and subject to certain conditions the remaining portion shall vest in equal amounts on February 15, 2002 and February 15, 2003.

(7) The composition of options granted is comprised of one-half Incentive Stock Options and one-half Non-Qualified Options. Mr. Roberts' agreement provides that 25% of such options shall be immediately vested and subject to certain conditions the remaining portion shall vest in equal amounts on each of the first three anniversaries of the agreement. The agreements of Messrs. Larsen, Tillotson and Sykes provide that one-third of such options vested on February 15, 2001, and subject to certain conditions an additional one-third will vest on each of the two succeeding anniversaries of such date.

(8) Mr. Boldry's agreement provides that 25% of such option vested on the grant date of September 25, 2000, and subject to certain conditions 2,500 options vest on September 25, 2001 and September 25, 2002 and the remainder on September 25, 2003.

(9) Mr. Boldry's agreement provides that 25% of such options vested on the grant date of December 31, 1999, 25% on each of December 31, 2000 and subject to certain conditions the remaining portion shall vest on December 31, 2001 and December 31, 2002.

(10) All other compensation consists of: 401(K) employer match, employee stock ownership plan contribution, life insurance above $50,000 limit, and health insurance. Included in Mr. Larsen's total are board secretary fees. Included in Mr. Boldry's total are relocation expenses.

The following table sets forth certain information concerning the number and value of stock options at December 31, 2000, held by the named executive officer.


         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                                          NUMBER OF
                                                                          SECURITIES                          VALUE OF
                                                                          UNDERLYING                        UNEXERCISED
                                                                         UNEXERCISED                        IN-THE-MONEY
                                                                       OPTIONS/SARS AT                    OPTIONS/SARS AT
                                                                          FY-END (#)                         FY-END ($)
                                                                             (D)                                (E)
                        SHARES ACQUIRED
        NAME            ON EXERCISE (#)    VALUE REALIZED ($)   EXERCISABLE      UNEXERCISABLE    EXERCISABLE        UNEXERCISABLE
         (A)                  (B)                  (C)              (D)               (E)             (F)                 (G)
==================================================================================================================================
James L. Roberts              ---                  ---            54,750           57,500 (1)       $ 2,813            $ 8,438
----------------------------------------------------------------------------------------------------------------------------------
Paul A. Larsen                ---                  ---            42,307           40,421 (2)       131,283             85,054
----------------------------------------------------------------------------------------------------------------------------------
Joseph H. Tillotson           ---                  ---            37,000           38,000 (3)       113,311             75,541
----------------------------------------------------------------------------------------------------------------------------------
J. Stuart Boldry, Jr.         ---                  ---            12,500           17,500 (4)         3,125             35,938
----------------------------------------------------------------------------------------------------------------------------------
Michael A. Sykes              ---                  ---            20,759           28,609 (5)           666              7,742
----------------------------------------------------------------------------------------------------------------------------------

(1) The agreement with Mr. Roberts provides 25,000 options vested on January 20, 2001 and 2,500 options on February 15, 2001 and, subject to certain conditions, 25,000 options will vest on January 20, 2002; 2,500 options on February 15, 2002; and 2,500 options on February 15, 2003.

(2) The agreement with Mr. Larsen provides 18,000 options vested on January 1, 2001 and 10,807 options on February 15, 2001 and, subject to certain conditions, 10,807 options will vest on February 15, 2002 and 807 options on February 15, 2003.

(3) The agreement with Mr. Tillotson provides 18,000 options vested on January 1, 2001 and 10,000 options on February 15, 2001 and, subject to certain conditions, 10,000 options will vest on February 15, 2002.

(4) The agreement with Mr. Boldry provides that subject to certain conditions 5,000 options will vest on December 31, 2001; 2,500 options on September 25, 2001; 5,000 options on December 31, 2002; 2,500 options on September 25, 2002; and 2,500 options on September 25, 2003.

(5) The agreement with Mr. Sykes provides 7,259 options vested on February 15, 2001 and, subject to certain conditions 6,750 options will vest on August 25, 2001; 7,258 options on February 15, 2002; 592 options on February 15, 2003; and 6,750 options on August 25, 2003.


EMPLOYMENT AGREEMENTS

         We have entered into employment agreements with Messrs. Roberts, Larsen, Tillotson and Boldry. The employment agreement with Mr. Roberts provides for a two year term and the employment agreements with Messrs. Larsen, Tillotson and Boldry each provide for one year terms.

         The agreements provide Messrs. Roberts, Larsen, Tillotson and Boldry $210,000, $132,500, $129,000 and $120,000 respectively for an annual salary, subject to annual increase as determined by the board of directors. The employment agreements provide for an automatic extension of one year on each anniversary of the respective agreements. Either CoVest Banc or the respective officer may elect not to renew the agreement upon written notice provided on, or prior to, the respective anniversary date, except, that the agreement is not extendable beyond the date the officer attains the age of 65.

         The agreements further provide for the continued payment of the officer's salary and health benefit coverage for the remainder of the then current term of the agreement in the event employment is terminated for any reason other than cause, disability or death. In addition, in the case of a change of control of CoVest Banc (as defined in the agreement), the agreements provide for an extension of the term of the employment agreement for the shorter of three years for Mr. Roberts; two years for Mr. Larsen; and one year for Messrs. Tillotson and Boldry from the date of the change in control or until the date on which the respective officer attains the age of 65. Each agreement further provides that for a period of one year after termination of his employment for any reason, the officer will not manage, operate or control any financial institution having an office within 25 miles of any office of CoVest Banc as of the date his employment terminates or the date on which there is a change in control of CoVest Bancshares.

         In the event of a change in control, based on the base salary, Messrs. Roberts, Larsen, Tillotson and Boldry would receive approximately $630,000, $265,000, $129,000 and $120,000, respectively, in severance payments, in addition to other cash and noncash benefits, under the agreements.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, the members of the compensation committee were George T. Drost, David M. Miller, Gerald T. Niedert and Frank A. Svoboda. None of these individuals was an officer or employee of CoVest Bancshares or CoVest Banc during 2000, and none of these individuals is a former officer or employee of CoVest Bancshares or CoVest Banc.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation committee has furnished the following report on executive compensation. The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the report unless such report is specifically stated to be incorporated by reference into such document.

COMPENSATION POLICIES. This report describes our compensation policies as endorsed by the board of directors and the compensation committee and the resulting actions we took in 2000. Essentially, our executive compensation program has been designed to:

         - support a pay-for-performance policy that differentiates compensation amounts based on our financial performance as well as each individual's performance;

         - provide compensation opportunities that are comparable to those offered by other leading companies in the financial services industry, thereby allowing us to compete for and retain talented executives who are critical to our long-term success; and

         - align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of our common stock.

         At present, the executive compensation program is comprised of salary and long-term incentive opportunities in the form of stock options, restricted stock and benefits typically offered to executives by major corporations. Additionally, we have adopted a management incentive program, as described below.

SALARY AND DEFERRED COMPENSATION. The board of directors, acting on the recommendation of the compensation committee, determines the salary paid to the chief executive officer. The chief executive officer determines the salaries paid to the other executive officers. In each case, salary increases reflect both individual performance as well as our financial performance, as measured by our return on assets and profitability. In the case of executive officers, salary increases were granted in amounts ranging from 3.2% to 10% based on a number of items, including individual performance, position, tenure, comparative data and CoVest Banc's operating results.

STOCK AWARDS. Our stock option plans and our incentive plan are designed to align a significant portion of the executive compensation program with stockholder interests. The stock option plans and incentive plan, each approved by our stockholders, permit the granting of stock-based awards. To date, two types of awards have been granted to executive officers and other key employees:

         - stock options - rights to purchase options of common stock at the fair market value per share as of the date the option is granted, either in the form of incentive stock options under the Internal Revenue Code, or options which are not so qualified; and

         - restricted stock - options of common stock that the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and that are forfeited if the recipient terminates employment for any reason other than retirement, disability or death prior to the lapsing of the restriction period (or applicable portion of such period). Vesting periods are established primarily by reference to a recipient's position, tenure and age.

         In granting stock options and restricted stock to executive officers, the committee takes into account the practices of other financial services companies as verified by external surveys, as well as the executive's level of responsibility and past contributions.

BONUS OPTION PLAN

         On December 22, 1999, the board of directors approved the CoVest Banc Bonus Option Plan. The objective of the plan is to provide long-term incentive and potential reward for maintaining outstanding long-term bank performance. The plan stipulates that when CoVest Banc achieves its financial budget for the year, all officers employed at the "grant date" will be eligible to receive non-qualified stock options. The options will be granted in amounts assigned by officer's "title" based upon his annual base salary. The vesting schedule calls for 25% of such options to be immediately vested and the remaining portion to vest in equal amounts on each of the next three anniversaries from the date of original grant. For 2000, the board of directors granted 29,128 options under the plan.

                             Compensation Committee:
                             George T. Drost (Chair)
                                 David M. Miller
                                Gerald T. Niedert
                              Frank A. Svoboda, Jr.


PERFORMANCE GRAPH

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the following performance graph and related information unless the graph and the related information are specifically stated to be incorporated by reference into such document.

         The line graph below shows a five year comparison of cumulative total stockholder return on a $100 investment in our common stock to the cumulative total return of a broad index of stocks traded on the Nasdaq Stock Market and the Nasdaq Bank Stock Index.

                  Comparison of 5 Year Cumulative Total Return*
                         Among CoVest Bancshares, Inc.,
         The Nasdaq Stock Market (U.S.) Index and The Nasdaq Bank Index


                                  [LINE GRAPH]

                                 12/95           12/96         12/97        12/98     12/99      12/00
CoVest Bancshares, Inc.          100.00          124.00        184.00       138.00    154.00     151.00
Nasdaq Market                    100.00          123.00        150.00       210.00    391.00     238.00
Nasdaq Bank Stock                100.00          129.00        214.00       192.00    181.00     212.00
                                 300.00          376.00        548.00       540.00    726.00     601.00

*  INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING DECEMBER 31.

                            Cumulative Total Return*
     -----------------------------------------------------------------------------------------------------------------
                                       12/31/95     12/31/96      12/31/97       12/31/98       12/31/99      12/31/00
     -----------------------------------------------------------------------------------------------------------------
       CoVest Bancshares, Inc.           $100         $124          $184           $138           $154          $151
       Nasdaq Market                     $100         $123          $150           $210           $391          $238
       Nasdaq Bank Stock                 $100         $129          $214           $192           $181          $212
     -----------------------------------------------------------------------------------------------------------------

*   Total return assumes reinvestment of dividends

                          TRANSACTION WITH MANAGEMENT

         Directors and officers of CoVest Bancshares and CoVest Banc, and their associates, were customers of and had transactions with us during 2000. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                 ACCOUNTANT FEES

AUDIT FEES

         Our independent auditor during 2000 was Crowe, Chizek and Company LLP. The aggregate fees and expenses billed by Crowe Chizek in connection with the audit of our annual financial statements as of and for the year ended December 31, 2000 and for the required review of our financial information included in its Form 10-Q filings for the year 2000 was $50,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees incurred for these services for 2000.

ALL OTHER FEES

         The aggregate fees and expenses billed by Crowe Chizek for all other services rendered to us for 2000 was $115,000.

         The audit/compliance committee, after consideration of the matter, does not believe that the rendering of these services by Crowe Chizek to be incompatible with maintaining Crowe Chizek independence as our principal accountant.

                             AUDIT COMMITTEE REPORT

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by CoVest Bancshares shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.

         The audit/compliance committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit/compliance committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.

         The audit/compliance committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management and Crowe Chizek, our independent auditors. The committee has also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with audit/compliance committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2000 for filing with the Securities and Exchange Commission.

                                Audit Committee:
                             David M. Miller (Chair)
                                 George T. Drost
                                Gerald T. Niedert

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Our board of directors has appointed Crowe, Chizek and Company LLP, independent accountants, to be our auditors for the fiscal year ending December 31, 2001, and recommends that the stockholders ratify the appointment. A representative of Crowe Chizek is expected to attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. If the appointment of the auditors is not ratified, the matter of the appointment of auditors will be considered by the board of directors.

         WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE CHIZEK TO BE OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

         Any proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders must be received by our corporate secretary at our principal executive offices at 749 Lee Street, Des Plaines, Illinois, 60016 on or before November 19, 2001, to be considered for inclusion in our proxy statement and proxy relating to such meeting.

                                  OTHER MATTERS

         We are not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

         We will pay for the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and regular employees of CoVest Bancshares and/or CoVest Banc may solicit proxies personally or by telegraph or telephone without additional compensation.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                   /s/ James L. Roberts
                                       President and Chief Executive Officer

Des Plaines, Illinois
March 20, 2001

Exhibit A.


                       AUDIT/COMPLIANCE COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors designated as the audit/compliance committee. The Audit /Compliance Committee shall be composed of at least three directors who are independent of the management of the corporation and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit/compliance committee shall provide assistance to the corporate directors in fulfilling their responsibility to all stakeholders and to applicable regulatory bodies. In so doing, it is the responsibility of the audit/compliance committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial and compliance management of the corporation.

RESPONSIBILITIES

The members of the audit/compliance committee are charged with the oversight of the independent auditors, the internal auditors, and the financial and compliance management of the corporation.

In carrying out these responsibilities, the audit/compliance committee will:

         - Interview and recommend to the directors for approval the independent auditors to audit the financial statements of the corporation and its divisions and subsidiaries.

         - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year as well as determine the audit procedures to be utilized. At the conclusion thereof, the committee shall review such audit, including any comments or recommendations of the independent auditors.

         - Review the adequacy and effectiveness of the accounting and financial controls with the independent auditors, the company's internal auditors, those employees that are part of the internal audit plan, and financial and accounting personnel. In consultation with internal and external advisors, elicit any recommendations for the improvement of such internal control procedures in specific areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls that would expose any payments, transactions, or procedures that might be deemed to be illegal or otherwise improper. Further, the audit/compliance committee will apply prudent business judgment in determining the financial impact or compliance impact to items that come to their attention.

         - Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

         - Receive, prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         - Review the financial statements contained in the annual report to shareholders with management and with the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Any changes in accounting principles should be reviewed.

         - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit/compliance committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the level of cooperation the independent auditors received during the course of the audit.

         - Review the adequacy of human resources in the accounting and financial management areas of the company.

         - Submit the minutes of all meetings of the audit/compliance committee to the Board of Directors and summarize matters covered at each committee meeting with the directors.

         - Investigate any matter brought to the committee that falls within the scope of its jurisdiction and retain outside counsel when deemed appropriate.

         -        Carry out other duties as may be necessary from time to time.


Approved by the audit/compliance committee on August 23, 1999.

                                                                      APPENDIX A


                         [COVEST BANCSHARES, INC. LOGO]


                                ANNUAL REPORT
                                FORM 10-K
                                PROXY STATEMENT


                                                  2000

                             OUR MISSION STATEMENT

                        Fulfilling Dreams...
                                        Enriching Lives


                                CORPORATE PROFILE


CoVest Bancshares, Inc. is a bank holding company for CoVest Banc, a national bank serving customers with three full service offices located in the northwest suburbs of the greater Chicago area.

The Bank offers a wide range of retail and commercial banking services to the communities it serves. In addition, the bank provides other financial investments through its subsidiary, CoVest Investments, Inc.

The common stock of CoVest Bancshares, Inc. trades under the symbol COVB on the Nasdaq Stock Market.


                                TABLE OF CONTENTS


   - Financial Highlights.............................. A-1
   - Directors and Officers............................ A-2
   - Letter to Stockholders............................ A-3
   - Proxy Statement
   - Form 10 K
   - Stockholder Information           Inside Back Cover

                                                            FINANCIAL HIGHLIGHTS

At or for the year ended December 31            2000             1999              1998

                                             (Dollars in Thousands Except Per Share Data)
EARNINGS
Net Income                                   $   4,550        $   3,935        $   3,871

PER SHARE
Basic Earnings                               $    1.14        $    0.96        $    0.92
Fully Diluted Earnings                            1.12             0.93             0.87
Book Value at Year End                           12.29            11.28            11.15
Market Price at Year End                         12.75            13.31            12.25
Cash Dividends Paid on Common Stock               0.32             0.32             0.32

SELECTED FINANCIAL RATIOS
Return on Average Assets                          0.80%            0.72%            0.67%
Return on Average Stockholders' Equity            9.75%            8.49%            8.15%

YEAR-END BALANCES
Total Assets                                 $ 585,792        $ 568,496        $ 548,697
Total Net Loans                                500,431          462,697          402,329
Total Deposits                                 451,725          398,055          364,535
Total Borrowed Money                            74,479          114,004          126,755
Stockholders' Equity                            48,034           46,274           46,951

ASSET QUALITY
Allowance for Possible Loan and Lease            1.03x            6.31x            4.22x
   Losses to Non-Performing Loans
Non-Performing Assets to Total Assets             0.94%            0.13%            0.19%

(1) Restated for 1997 stock split


                                  TOTAL ASSETS

                                  [BAR CHART]

                                           $ in millions
                             2000              $585.8
                             1999              $568.5
                             1998              $548.7
                             1997              $582.7
                             1996              $541.2

                                   NET INCOME

                                  [BAR CHART]

                                           $ in thousands
                             2000              $4,550
                             1999              $3,935
                             1998              $3,871
                             1997              $2,610
                             1996              $1,589

                                  MARKET PRICE(1)

                                  [BAR CHART]

                                          Value per share
                                            at year end
                             2000              $12.75
                             1999              $13.31
                             1998              $12.25
                             1997              $16.50
                             1996              $11.50

[CoVest Bank Logo]
                                    DIRECTORS

Frank A. Svoboda, Jr.
 Chairman of the Board

George T. Drost

David Michael Miller

Gerald T. Niedert
 Vice Chairman of the Board

James L. Roberts
 President & Chief Executive Officer

David B. Speer

                                    OFFICERS

PRESIDENT & CHIEF EXECUTIVE OFFICER
James L. Roberts

EXECUTIVE VICE PRESIDENTS
J. Stuart Boldry, Jr.
 Retail Banking

Paul A. Larsen
 Chief Financial Officer
 Secretary & Treasurer

Joseph H. Tillotson

SENIOR VICE PRESIDENTS
Barbara A. Buscemi
 Human Resources

Joseph J. Gillings, Jr.
 Commercial Banking

Michael A. Sykes
 Real Estate Lending

                                    OFFICERS

Diana L. Brockway
 Vice President - Cash Management

Leonard Eichas
 Vice President - Commercial Real Estate

Todd Jobes
 Vice President - Commercial Lending

William S. Race
 Vice President - Business Development

Tim J. Rasmussen
 Vice President - Loan Operations

Dolores P. Ritter
 Vice President - Controller

Christine E. Stotland
 Vice President - Regional Manager

Bruce A. Stumbris
 Vice President - Commercial Lending

Kathleen M. Terry
 Vice President - Loan Administration

Kurt A. Troyer
 Vice President - Information Systems

Kathryn K. Welch
 Vice President - Deposit Operations

                                 BRANCH MANAGERS

Thomas G. Cunningham
 Assistant Vice President - Schaumburg

Sandy L. Danduran
 Assistant Vice President -Arlington Heights

Brooke L. Porembski
 Vice President - Des Plaines

                                                            TO OUR STOCKHOLDERS

Dear Stockholder,

During the year 2000, CoVest Banc made good progress in continuing to transform itself into a solid performing community bank. I believe we established a connection between the efforts of our employees and improved financial performance.

Our focusing on customers who reside or work in areas geographically proximate to our offices, and designing products and services that are competitive in price and features for them, combined with an aggressive calling effort produced some outstanding results. Our Commercial Banking Department marketing effort resulted in many new business relationships and a doubling of our commercial loan portfolio. We continued to employ our expertise in Multi-family lending, adding attractive earning assets to our portfolio while permitting the run off of lower yielding single family mortgage loans and our commercial/municipal lease portfolio. We made significant progress in restructuring our loan portfolio to higher yielding assets.

The redesign and marketing of our "High Yield" money market account was a major focus during the year 2000 and we were able to attract over $20,000,000 in additional funding to our bank through the effort. This addition, coupled with tremendous results in attracting increased transactional account deposits, helped fuel the increase in earnings that we were able to attain. We continue to make changes in the design of our retail and commercial deposit products and have expectations that we will make additional progress in attracting core deposits from our market place. In November we introduced our Internet banking solution and I invite you to view it at www.covestbanc.com. I believe you will see a good example of the innovation and quality our people are providing to our customers.

In last year's Annual Report I pledged to you that every employee and Director of this Company was committed to focusing our efforts on revenue growth and expense containment. Obviously, our expectation was that these efforts would result in increased earnings for our shareholders. The year 2000 saw this institution earn $1.14 per share (basic), a 19% increase from the prior year. Our fundamental belief is that there is a strong connection between focusing on the right things, making a strong effort to execute our business plans, being prudent with our cost structure, and having good things happen.

I hope to report more good things to you over the course of this year.


Very truly yours,


/s/ James L. Roberts
-------------------------------------
James L. Roberts
President and Chief Executive Officer

                             Stockholder Information

STOCK LISTING INFORMATION

The common stock of CoVest Bancshares, Inc. is traded on the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market System under the symbol COVB.

STOCK PRICE INFORMATION

The table below shows the reported high and low sales prices of the common stock during the periods indicated. The common stock began trading on June 30, 1992.

2000                    Dividend         High       Low

First Quarter             $.08          $13.31     $ 8.50
Second Quarter            $.08          $11.31     $ 9.06
Third Quarter             $.08          $12.00     $ 9.81
Fourth Quarter            $.08          $13.00     $11.38

            Year-End Closing Price = $12.75

1999                    Dividend        High        Low

First Quarter             $.08         $15.38     $11.25
Second Quarter            $.08         $14.88     $11.13
Third Quarter             $.08         $15.50     $13.25
Fourth Quarter            $.08         $13.81     $10.75

            Year-End Closing Price = $13.31

ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of CoVest Bancshares, Inc. will be held at 9:00 a.m. on Tuesday, April 24, 2001 at the following location:

         Casa Royale
         793 Lee Street
         Des Plaines, Illinois 60016

Stockholders are welcome to attend.

ANNUAL REPORT ON FORM 10K AND INVESTOR INFORMATION

Investor information is available without charge by writing to Paul A. Larsen, Executive Vice President and Treasurer, at the corporate office:

         CoVest Bancshares, Inc.
         P.O. Box 94242
         Palatine, Illinois 60094-4242
         (847) 294-6500

This information is also available in the Investor Relations section of our website at www.covestbanc.com, or you can go directly to www.covestbanc.com/aboutus.htm.

The following companies make a market in COVB common stock:

 Dain Rauscher, Inc.                   Spear, Leeds &Kellogg Capital
 Herzog, Heine, Geduld, Inc.              Markets
 Howe, Barnes Investments, Inc.        Stifel, Nicolaus & Co., Inc.
 Knight Securities, LP                 Trident Securities, Inc.
 Sandler O'Neill Partners, LP          William Blair &Company

The dividend reinvestment and stock purchase plan offers stockholders an opportunity to automatically make full or partial dividend reinvestments and make optional cash purchases between $25 and $5,000 each quarter, with no charges.

STOCK TRANSFER AGENT

Inquiries regarding stock transfer,
registration, lost certificates or changes in name and address should be directed to the stock transfer agent and registrar by writing:

         Computershare Investor Services
         Post Office Box A3504
         Chicago, Illinois 60690-3504
         (312) 360-5106
         www.computershare.com

CORPORATE OFFICE
CoVest Bancshares, Inc.
749 Lee Street
Des Plaines, Illinois 60016
(847) 294-6500



CORPORATE COUNSEL
Barrack, Ferrazzano, Kirschbaum, Perlman and Nagelberg
333 West Wacker Drive, Suite 2700
Chicago, Illinois 60606

INDEPENDENT AUDITOR
Crowe, Chizek and Company LLP
One Mid America Plaza, Suite 700
Oak Brook, Illinois 60522

COVEST BANC OFFICES
770 West Dundee Road
Arlington Heights, Illinois 60004
(847) 577-8100

749 Lee Street
Des Plaines, Illinois 60016
(847) 294-6500

2601 West Schaumburg Road
Schaumburg, Illinois 60194
(847) 798-2800

INTERNET ADDRESS
www.covestbanc.com

                         [COVEST BANCSHARES, INC. LOGO]

                                 749 Lee Street
                           Des Plaines, Illinois 60016

PROXY                        COVEST BANCSHARES,INC.                       PROXY

                  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 24, 2001

     The undersigned hereby appoints Frank A. Svoboda, Jr. and James L. Roberts or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of CoVest Bancshares, Inc., to be held at the Casa Royale Banquets located at 783 Lee Street, Des Plaines, Illinois, on Tuesday, April 24, 2001, at 9:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting;

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

     New Address:
                 --------------------------------------

                 --------------------------------------

                 --------------------------------------


                  (Continued and to be signed on reverse side.)


-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
IF YOU PLAN TO ATTEND THE COVEST BANCSHARES, INC. ANNUAL STOCKHOLDER'S MEETING,
     PLEASE BRING THE BOTTOM PORTION OF THIS CARD AS YOUR ADMISSION TICKET.








Dear Shareholder:

You are cordially invited to attend the 2001 Annual Stockholder's Meeting being held at 9:00 A.M. on Tuesday, April 24, 2001, at Casa Royale Banquets, 783 Lee Street, Des Plaines, Illinois. Free parking is available.

If you are unable to attend, please vote, sign exactly as your name appears, date, and promptly mail the above proxy card in the postage-paid envelope provided. You may send in your vote using the above proxy card whether or not you attend the Annual Stockholder's Meeting or not, or you may choose to cast your vote at the meeting.

        Casa Royale Banquets
   783 Lee Street/Mannheim Road
   Des Plaines, Illinois 60016
          (847) 297-6640

[MAP]


FROM THE NORTH
1-294 South, exit Golf Road West to River Road. South on River
Road to Thacker/Dempster. West on Thacker/Dempster to
Lee/Mannheim.
North one block to Casa Royale.

FROM THE SOUTH
I-294 North, exit Dempster West to River Road. South on River Road to Thacker/Dempster. West on Thacker/Dempster to Lee/Mannheim.
North one block to Casa Royale

FROM THE EAST AND WEST
1-90 into 1-294 North, exit Dempster West to River Road. South on
River Road to Thacker/Dempster. West on Thacker/Dempster to
Lee/Mannheim. North one block to Casa Royale.

                            COVEST BANCSHARES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                                                                                ]
                                      For  Withhold  For All
                                      All    All      Except                                                    For Against  Abstain
1. Election of Directors:                                      2. To ratify the selection of Crowe, Chizek
   Nominees: 01-Gerald T. Niedert     [ ]    [ ]       [ ]        and Company LLP as independent auditors     [ ]   [ ]      [ ]
             and 02-David B. Speer                                for the Company for 2001.


   ---------------------------------------
   (Except nominee(s) written above)                           Check here if you plan to attend the meeting   [ ]
-----------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
-----------------------------------------------------------

                                                               Check here for address change and note on
                                                               other side.                                    [ ]

                                                                                       Dated:                             ,2001
                                                                                             ----------------------------


                                                                                       ----------------------------------------
                                                                                                       (Signature)

                                                                                       ----------------------------------------
                                                                                                       (Signature)
                                                                                       NOTE: Please sign exactly as your name(s)
                                                                                       appears. For joint accounts, each owner
                                                                                       should sign. When signing as executor,
                                                                                       administrator, attorney, trustee or
                                                                                       guardian, etc., please give your full
                                                                                       title.
--------------------------------------------------------------------------------------------------------------------------------

                             *FOLD AND DETACH HERE*